Exhibit 3.1
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
DAY INTERNATIONAL GROUP, INC.

Under Section 242 of the
Delaware General Corporation Law

     Day International Group, Inc., a Delaware corporation (hereinafter called the “Corporation”), hereby certifies to the Secretary of State of Delaware that:
     FIRST: The Certificate of Incorporation (the “Certificate of Incorporation”) of the Corporation, filed with the Secretary of State of the State of Delaware on April 5, 1995 is hereby amended as follows:
     1. Delete the first sentence of section A. contained in article FOURTH and replace it with the following:
The total number of shares of capital stock which the Corporation has authority to issue is 860,000 shares consisting of:
(1) 500,000 shares of a class of Cumulative Preference Stock, par value $.01 per share (the “Cumulative Preference Stock”); and
(2) 105,000 shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”); and
(3) 200,000 shares of Class A Voting Common Stock, par value $.01 per share (the “Class A Common Stock”); and
(4) 50,000 shares of Class B Non-Voting Common Stock, par value $0.01 per share (the “Class B Common Stock”); and
(5) 5,000 shares of Class C Non-Voting Common Stock, par value $0.01 per share (the “Class C Common Stock, and together with the Class A Common Stock and the Class B Common Stock, the “Common Stock”).
     2. Insert section A.a.4 and A.a.5 in Article FOURTH as follows:
4. The rights, preferences, privileges and restrictions of the Class A Common Stock and the Class C Common Stock shall be equal and identical in all respects except as provided in Section a.5 below and except to the extent otherwise required by law, the holders of shares of the Class A Common Stock shall have the exclusive voting rights and power of the Common Stock, and the holders of the shares of Class C Common stock shall not be entitled to vote upon the election of directors or upon any other matters, provided that the holders of shares of the Class C Common Stock shall be entitled to notice of, and to attend stockholders’ meetings.
5. The holders of the Class C Common Stock shall have the following conversion rights:
     (i) Upon the occurrence of any Class C Conversion Event (as defined herein), each holder of Class C Common Stock shall be entitled to convert into the same number of shares of Class A Common Stock any or all of the shares of such holder’s Class C Common Stock being sold, distributed or otherwise disposed of or converted in connection with the occurrence of such Conversion Event. For purposed of this Section a., a “Class C Conversion Event” shall mean any Change of Control (as defined in the Certificate of Designation of the Corporation relating to the 18% Convertible, Cumulative Preference Stock Due 2010 as in effect on the October 15, 1999), a Qualified Public Offering (as defined herein) or a delivery of the Sale Notice under Section 9 of the Amended and Restated Stockholders Agreement, dated as of October 18, 1999, among the Corporation and the stockholders signatory thereto. A “Qualified Public Offering” shall mean the sale, in an underwritten public offering registered under the Securities Act of 1933, as amended, of shares of Common Stock having an aggregate offering value (measured by the Corporation’s proceeds before underwriters’ discounts and selling commissions) of at least $50,000,000.00.
     (ii) Subject to clause (i), each conversion of Class C Common Stock into shares of Class A Common Stock at the option of the holder shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time (including within a reasonable time prior to the occurrence of any Class C Conversion Event, if necessary to effect the conversion of shares related thereto, provided, however, that the holders of such shares will not be entitled to vote on any matters to be voted on by the Corporation’s stockholders during such interim period, such certificates being deemed to represent only shares of Class C Common Stock for such purpose) during normal business hours, together with a written notice by the holder of such Class C Common Stock stating that a Class C Conversion Event has occurred or is expected to occur and that such holder desires to convert the shares, or a stated number of the shares, of such Class C Common Stock represented by such certificate or certificates into shares of Class A Common Stock (and including instructions of issuance of the Class A Common Stock to be issued upon such conversion). Each conversion at the option of the holder shall be deemed to have been effected as of the close of business on the later of (a) the date on which the Class C Conversion Event has occurred and (b) the date on which such certificate or certificates have been surrendered and such notice has

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been received, and at such later time the rights of the holder of the converted Class C Common Stock, as a holder of Class C Common Stock, shall cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby. Promptly after the Class C Conversion Event has occurred and the surrender of certificates and the receipt of written notice, the Corporation shall issue and deliver in accordance with the surrendering holder’s instructions (x) the certificate or certificates for the shares of Class A Common Stock issuable upon such conversion and (y) a certificate representing any shares of Class C Common Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted. If any shares of Class C Common Stock are converted into shares of Class A Common Stock in connection with a Class C Conversion Event and such shares of Class A Common Stock are not actually sold, distributed or otherwise disposed of so that the Class C Conversion Event does not actually occur, such shares of Class A Common Stock shall be automatically converted back into the same number of shares of Class C Common Stock.
     (iii) The issuance of certificates upon conversion will be made without charges to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion, except that the holder of any such shares shall be responsible for the payment of all applicable transfer taxes if the shares of Class A Common Stock are issued in the name of a person or persons other than such holder.
     (iv) The Corporation shall at times reserve and keep available out of its authorized but unissued shares of Class A Common Stock solely for the purpose of issuance upon the conversion of the Class C Common Stock such number of shares of Class A Common Stock issuable upon the conversion of all outstanding shares of Class C Common Stock. All shares of Class A Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges (other than as created by or through the holder thereof). The Corporation shall take all such actions as it deems necessary or appropriate to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Class A Common Stock may be listed.
     (v) Except as provided in the last sentence of clause (ii), shares of Class C Common Stock that are converted into shares of Class A Common Stock as provided herein shall be retired and cancelled and shall not be reissued.

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     SECOND: The amendment of the Certificate of Incorporation as herein set forth, has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation of the Corporation to be signed in its name and on its behalf by its President this 2nd day of December, 2005.

DAY INTERNATIONAL GROUP, INC.
By:	/s/ Dennis R. Wolters
	Name:	Dennis R. Wolters
	Title:	President

[Signature Page to the Certificate of Incorporation]